Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Paul Kim, Chief Financial Officer of Cogent, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1) the Quarterly Report on Form 10-Q of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: May 10, 2006

/s/ PAUL KIM
Paul Kim
Chief Financial Officer
(Principal Financial Officer)